As filed with the Securities and Exchange Commission on July 22, 2005
                                                   Registration No. 333-72650
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                        Post Effective Amendment No. 1 To
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         THE ESTEE LAUDER COMPANIES INC.
             (Exact Name of Registrant as Specified in its Charter)


               Delaware                             11-2408943
   (State or Other Jurisdiction of      (I.R.S. Employer Identification No.)
         Incorporation or                          Organization)


                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 572-4200
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                         THE ESTEE LAUDER COMPANIES INC.
                        FISCAL 1999 SHARE INCENTIVE PLAN
                              (Full Title of Plan)


                               Sara E. Moss, Esq.
              Executive Vice President, General Counsel and Secretary
                         The Estee Lauder Companies Inc.
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 572-4200
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                            Jeffrey J. Weinberg, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

                              EXPLANATORY STATEMENT

         A total of 10,387,711 shares of Class A common stock, par value $0.01 per share, of The Estee Lauder Companies Inc., a Delaware Corporation (the "Company" or "Registrant") (as adjusted for stock splits), were registered in connection with the Company's Fiscal 1999 Share Incentive Plan (the "1999 Plan"), which shares were registered on Registration Statements on Form S-8 filed on November 5, 1998 (Registration No. 333-66851) and November 1, 2001 (Registration No. 333-72650) (the "1999 Plan S-8s"). Of the 10,387,711 shares registered in the 1999 Plan S-8s, 793,032 shares were subject to options or stock units that were forfeited or cancelled under the 1999 Plan and were carried forward to the Registrant's Fiscal 2002 Share Incentive Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth in Section G. Securities Act Forms, No. 89, of the Division of Corporation Finance's Manual of Publicly Available Telephone Interpretations dated July 1997, 793,032 shares of the Registrant's Class A common stock registered on the 1999 Plan S-8s are being carried forward to, and deemed covered by, the registration statement on the separate Form S-8 filed concurrently herewith in connection with the Registrant's Fiscal 2002 Share Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.

                  Pursuant to General Instruction E to Form S-8, the contents of the 1999 Plan S-8s filed by the Registrant with respect to the securities offered by the 1999 Plan are hereby incorporated by reference herein.































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
                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 21st day of July, 2005.


                                  THE ESTEE LAUDER COMPANIES INC.

                                  By: /s/ Richard W. Kunes
                                      ----------------------------------
                                  Name: Richard W. Kunes
                                  Title: Executive Vice President and
                                         Chief Financial Officer

                                POWER OF ATTORNEY


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. Lauder, Richard W. Kunes and Sara E. Moss, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Title                                 Date
---------                           -----                                 ----
/s/ William P. Lauder               President, Chief Executive            July 21, 2005
-------------------------------     Officer and Director
William P. Lauder                   (Principal Executive Officer)


/s/ Leonard A. Lauder               Chairman of the Board of              July 21, 2005
-------------------------------     Directors
Leonard A. Lauder


/s/ Charlene Barshefsky             Director                              July 21, 2005
-------------------------------
Charlene Barshefsky


/s/ Rose Marie Bravo                Director                              July 21, 2005
-------------------------------
Rose Marie Bravo


/s/ Mellody Hobson                  Director                              July 21, 2005
-------------------------------
Mellody Hobson


/s/ Irvine O. Hockaday, Jr.         Director                              July 21, 2005
-------------------------------
Irvine O. Hockaday, Jr.





                                           5

/s/ Aerin Lauder                    Director                              July 21, 2005
-------------------------------
Aerin Lauder


/s/ Ronald S. Lauder                Director                              July 21, 2005
-------------------------------
Ronald S. Lauder


/s/ Richard D. Parsons              Director                              July 21, 2005
-------------------------------
Richard D. Parsons


/s/ Marshall Rose                   Director                              July 21, 2005
-------------------------------
Marshall Rose


/s/ Lynn Forester de Rothschild     Director                              July 21, 2005
-------------------------------
Lynn Forester de Rothschild


/s/ Barry S. Sternlicht             Director                              July 21, 2005
-------------------------------
Barry S. Sternlicht


/s/ Richard W. Kunes                Executive Vice President and          July 21, 2005
-------------------------------     Chief Financial Officer
Richard W. Kunes                    (Principal Financial and
                                    Accounting Officer)





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